Consulting Project: Strategic and Marketing Analysis of Deltron and Technipower subsidiaries of Solomon Technologies, Inc. by Thomas Kell

Commence: March 2008
Duration: 3-4 months

Terms:
Reduced Billing Rate: $100/hour, paid in cash.
Billed and paid bi-weekly; terms: net 15 days.
Billing hours capped at 40 hours per week.

Fixed Fee: (in lieu of standard billing rate)
200,000 shares of Solomon Technologies S-8 stock.
Paid June 27, 2008 or at termination of project, whichever occurs first.

Other Expenses:
1) All T&E expense as necessary.
2) Purchase of material to include market information/ reports (max. $5,000).

Scope:
Project focus on Power Supply business (Deltron/Technipower) to include:

Market Analysis: vertical end-user/ industry segments
- identify where operating businesses compete today.
- evaluate market segments in terms of opportunity and fit.

Product Analysis:
- evaluate profitability of product lines.
- identify product line 'gaps' and 'overlaps'.

Competitive Analysis:
- identify competitors by market segment/ product category.
- evaluate competitive strategies by key competitor.

Organizational Analysis:
- evaluate company competitive capabilities by function.

Consulting Project: Strategic and Marketing Analysis of Deltron and Technipower subsidiaries of Solomon Technologies, Inc. by Thomas Kell

Objectives/ Deliverables:

1. Delton Business Health Assessment to include:
   a. Determine stability of customer base and validate short and long term sales prospects vis-à-vis sales forecasts,
   b. Assess prospects for growth at Scientific Atlanta for 2008 and 2009.
   c. Review pricing power vis-à-vis existing customer base.

2. Sales & Marketing Plans to help drive profitable growth.
   a. Define sales/marketing strategy for each business unit.
   b. Recruit, interview and recommend candidate for Director of Sales position.

3. Competitive Business Strategy to include Acquisition, Consolidation and Operational components.
   a. Analysis of Company, its products and technology vs. competition by market segment.
   b. Overview of Industry Trends and Implications to Company.

The engagement may be terminated at anytime by Solomon. Item 1 above shall be the singular focus of the effort at inception and shall be completed in no more than six weeks at which time Solomon will determine what further effort is required.

Mr. Kell will coordinate his activity with Tony Intino, President of Technipower, to facilitate the smooth completion of the project.

Agreed to: ______________________
Peter W. DeVecchis, Jr.,
President
Solomon Technologies, Inc.

____
Thomas Kell

Date: 3/24/08